/Berenberg Bank Logo/

Confidential! Suresh Capital Maritime Partners Germany GmbH Garrelstraße 14 26789 Leer

Stefan Bülau International Shipping Department	Phone Fax E-Mail	+49 40 350 60-743 +49 40 35 21 32 Stephan.Buelau@Berenberg.de	29 November 2006

Credit Facility

Dear Sirs,

We refer to our discussions with you and confirm on the basis of our General Business Conditions that we will make available to you the credit facility set out below:

Credit Amount

Up to the maximum of EUR 26,400,000.00 (written in full: Euros twenty six million four hundred thousand 0/100 including all accrued interest during the lifetime of the loan.

Drawings

Drawing up to the credit amount may be made by debiting your accounts with the Master-No. 52751 as fixed-rate borrowing.

Purpose

Partial pre-delivery financing of 4 Anker Handling Tugs (each “Vessel”).

Term

This facility (the “Facility”) will be made available in several tranches (the “Tranche”) with each Tranche being directly related to a vessel and a certain status of construc- tion of the relevant vessel.

Neuer Jungfernstieg 20 - 20354 Hamburg (Germany)
Phone +49 40 350 60-0 - Fax +49 40 35 06 0-900  - info@berenberg.de –
Telex 215 781
Head office:  Hamburg Amßgericht Hamburg HRH 42659

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Letter to Suresh Capital Maritime Partners Germany GmbH	Page 2 29 November 2006

We will keep those Tranches available to you until the date of the delivery of the relevant Anker Handling Tug but in no case longer than up to 30 December 2008.  At the end of the term all outstanding principal plus accrued interest and costs shall be immediately due for repayment.

You hereby undertake to pay us from the day of the relevant drawdown is made interest on the principal amount of the loan outstanding from time to time and on any accrued and unpaid interest (both before and after judgment) on the loan at any time outstanding.

Interest shall be paid at the interest rate being the sum of the relevant LIBOR or EURIBOR as amongst banks prevailing plus the applicable margin of 35 basis points (the “Interest Rate).

We will notify you in writing, not later than the first day of the interest period, of the amount of interest payable in relation to such interest period.  All accrued interest in relations to an interest period shall be debited to the current account (the “Account) at the end of such interest period.

Interest and any other payments under this clause of an annual nature shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.

Interest shall always be due and payable in arrears on the interest payment date, being the last day of the relevant fixed interest period (the “Interest Period”), pro-vided , however, that if an Interest Period would otherwise end on a day which is not a banking day, that Interest Period shall be extended to the next succeeding day which is a banking day, unless the result of such extension would be to carry such Interest Period over into another calendar month, in which event such Interest Period shall end of the preceding banking day.

It is agreed that the Interest Period for each Tranche of the loan will be fixed from the day of the relevant drawdown for a period of three months.  The Interest Periods will be automatically extended at the end of each of the previous Interest Periods for another term of three months including the so far accrued Interest. The extensions shall be repeated until the day of the prospective delivery of the relevant Vessel.  In case the duration of the last relevant Interest Period does not match the day of the delivery of the relevant Vessel, the bank shall be entitled to amend the last Interest Periods in order to adjust the maturity date to the date of the delivery of the relevant Vessel.  The same procedure and periods shall be applied to the collateral deposit.

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Letter to Suresh Capital Maritime Partners Germany GmbH	Page 3 29 November 2006

In addition, the bank shall be entitled to an arrangement fee amounting to EUR 15,000,000.00 which shall become due and payable upon acceptance of this credit facility by you.  We shall have the right to debit your Account with us accordingly.

After completion, however in any case no later than six months after the balance sheet date, you will submit to us your respective audited annual accounts (in fulfil-ment of the Bank’s statutory duties under § KWG to gain an up-to-date view of the commercial situation).

All other credit terms and conditions will be agreed separately from case to case.

Costs, Fees and Expenses

You shall pay to us on demand all reasonable fees, costs and expenses (including, without limitation, out-of-pocket expenses, fees, costs and expenses of independent advisers such as legal counsel to us, which independent advisers and fees shall be approved by us)

(i)
incurred by us in connection with the negotiation, preparation and execution of this credit facility, the collateral agreement (Declaration of Pledging for the Securities and Credit Balances of III to I Maritime Partners Cayman I, LP, Exhibit 1) and any related documents (such as legal opinions); and

(ii)
incurred by us in connection with the4 preservation or enforcement of any of our rights arising from this faculty, the collateral agreement (Declaration of Pledging for the Securities and Credit Balances of III to I Maritime Partners Cayman I, LP as per Exhibit 1 hereto) and any related documents.

You hereby irrevocably authorize us to debit the Account up to the amount necces-sary for the payment and/or reimbursement of the above fees, costs and expenses.

Taxes

All amounts of whatsoever nature payable by you under this Credit Facility shall be paid free and clear of and without any deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings (the “Taxes”).

If you were required by law to deduct any Taxes from or in respect of any sum pay-able to us hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions we will receive an amount equal to the sum we would have received, if no such deduction had been made; and (ii) you shall make such deduction; and (iii) you shall pay the full amount deducted to the relevant tax authorities in accordance with applicable tax laws.

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Letter to Suresh Capital Maritime Partners Germany GmbH	Page 4 29 November 2006

Within 30 days after the date of any payment of Taxes you will furnish to us, at the address indicated herein, the original or a certified copy of a receipt evidencing the payment thereof (to the extent that such receipt has been provided by the relevant taxing authority).

Collateral

For the credit facility granted in this letter, you must provide the following item(s) of collateral to the Bank:

•
Declaration of pledging for the securities and credit balances kept with us under Master-No. 22820 of III to I Maritime Partners Cayman I, LP (the “Pledgor”) in the form and substance as per Exhibit 1, in two executed copies.

Kindly forward all copies to the Pledgor and request that all copies will be re-turned to us duly signed.  We will send you a copy of the declaration which is meant for Pledgor’s files as soon as such copy will have been duly countersigned by us.

Before you draw on the credit facility agreed with this letter, we must have re-   ceived the aforementioned duly signed collateral agreements.

This does not affect our right to be provided with additional collateral, nor does this effect our right to realize the collateral pursuant to the terms and conditions stipu- lated in the relevant provisions or our General Business Conditions.

Conditions Precedent

Our obligation to disburse the credit amount or parts thereof to you shall be subject to the following conditions precedent the occurrence of which shall be (to the extent applicable) proven by evidence to our satisfaction (each document in form and sub-  stance to our satisfaction):

•	Receipt of one executed copy of this Credit Facility Letter duly countersigned on your behalf by one or more authorized signatories and duly endorsed by and on behalf of Pledgor;
•	Receipt of the declaration of pledging for the securities and credit balances (Exhibit 1) duly signed by and on behalf of Pledgor;
•	Receipt of Process Agent agreement duly signed and executed on behalf of the Pledgor and duly countersigned by authorized representatives of the Process Agent;

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Letter to Suresh Capital Maritime Partners Germany GmbH	Page 5 29 November 2006

•
Receipt of a legal opinion issued by a reputable law firm satisfactory to us, in the Cayman Islands (for the Pledgor) which shall be in form and substance satisfactory to us, particularly confirming, among other items, the validity and enforceability of the terms and conditions stipulated in this Letter Agreement and the declaration of pledging for the securities and credit balances (Ex-  hibit 1) and the existence and good standing for III to I Maritime Partners Cayman I, LP as the Pledgor, possessing the capacity to sue or be sued in its own name and having the power to own its assets and carry on its business as contemplated by the Loan Agreement as per the date hereof;

•	Receipt of the opening balance sheet of Suresh Capital Maritime Partners Germany GmbH duly signed on your behalf;
•
Three (3) days prior to the draw down of each Tranche we will receive a duly signed draw down notice which will include details as the amount to be drawn, the name or notation of the relevant Vessel and the special purpose of this Tranche;

•
Prior to every draw down there shall be sufficient funds on the accounts of the Pledgor under master no. 22820 which funds shall at no time be less than 100% of the amount outstanding and in addition 100% of the amount to be drawn on each of the relevant draw down dates.

Events of Default

Notwithstanding the relevant provisions of our General Business Conditions, if any of, but not limited to, the following events (“Event(s) of Default”) shall occur and be continuing:

a)	if you fail to pay when due any principal or interest amounts or other sums pay-able hereunder within (5) Business Days of written notice of such failure from us;
b)
if you default in the performance or observance of any other obligation or term contained in this Credit Facility and such failure is not remedied within fifteen (15) Business Days of written notice of such failure from us;

c)	if the Credit Facility or part thereof has not been utilized for the purpose stipu-lated herein.
d)	if it becomes unlawful for you to pay your debts hereunder;
e)
if you, and/or the Pledgor (as the case may be), challenge or contest in any ac-tion, suit or proceeding the validity or enforceability of this Credit Facility, the validity or enforceability of any of the obligations or the validity or enforceability of the declaration of pledging for the securities and credit balances (Exhibit 1) or the perfection or priority of the relevant lien created for our benefit;

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Letter to Suresh Capital Maritime Partners Germany GmbH	Page 6 29 November 2006

f)
if a material adverse change with respect to your and/or Pledgor’s financial con-dition occurs which results, in our good faith credit judgment, in a material im-pairment of the repayment of the credit facility and/or the enforceability and/or realisation of the collateral respectively;

g)
if you or the Pledgor become or threaten to become insolvent or bankrupt or be-come or threaten to become unable to pay your or Pledgor’s debts as the ma-ture or make any composition with or assignment for the benefit of your or Pledgor’s creditors or apply for or consent to or sustain the appointment of a trustee or receiver in respect of your or Pledgor’s assets or a substantial part thereof or cease or threaten to case to carry on business;

h)
if without our prior written consent, there is any change in the ultimate beneficial ownership of Suresh Capital Maritime Partners Germany GmbH and/or III to I Maritime Partners Cayman I, LP causing loss of control by the main shareholders of its founders;

then, and in any such event, we may declare this Credit Facility and all amounts pay-able under this Letter Agreement including principal, interest and costs to be forth-with due and payable, whereupon the respective amounts shall become and be forthwith due and payable.

Statement under § 8 German Money Laundering Act (“Geldwäschegesetz”)

With regard to the German Money Laundering Act we assume on the basis of the in-formation you provided when opening your account that you act in your own name in taking out this credit.  If this is incorrect or if it changes in the future, you will promptly inform us of this.

Governing law and legal venue

This agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.  Non-exclusive place of jurisdiction for all and any claims and disputes arising under and in connection with this arrangement shall be Hamburg, Germany unless provided otherwise by mandatory law.  Nothing in this creit facility shall affect our right to erve legal process in any other manner permit- ted by law nor shall it affect our right to bring any litigation, action or proceeding against you, and or the Pledgor, or the respective property in the courts of other competent jurisdictions.

No Waiver

No failure or delay on our part to exercise any power or right hereunder shall operate as a waiver therof, nor shall any single or partial exercise by us of any such power or right preclude any other or further exercises therof or the exercise of any other     right.  The remedies provided herein are cumulative and not exclusive of any reme-dies provided by law.

/Berenberg Bank Logo/

Letter to Suresh Capital Maritime Partners Germany GmbH	Page 7 29 November 2006

Severability

If any of the above provisions are or become invalid or unperformable as a whole or in any part, then this shall not affect the remaining agreement set out above.

Acceptance

We request that you confirm your acceptance of the contents of this letter by duly signing the enclosed execution copies and returning to us one copy of it duly signed on behalf of all relevant parties.

Yours faithfully

Joh. Berenberg, Gossler & Co. KG

/S/	/S/
(Engelman)	(Speer)
Accepted:
Place/date	(Suresh Capital Maritime Partners Germany GmbH)
/S/

Acknowledgement:

We, the Pledgor, acknowledge by signature the contents of this Letter Agreement and confirm having received one copy of it for our files.

Place/date	(III to I Maritime Partners Cayman I, LP)
Dallas, TX 11/30/06	/S/

Pledging of credit balances

Between

Joh. Berenberg, Gossler & Co. KG
Neuer Jungfernstieg 20, 20354 Hamburg

- hereinafter the “Bank”

and

III to I Maritime Partners Cayman I, L.P.
c/o Walkers SPV Limited
Walker House
87 Mary Street
George Town
Grand Cayman KY1-9002

Cayman Islands

- hereinafter the “Pledgor”

1.	Items pledged

The Pledgor hereby pledges all present and future payment claims against the Bank to credit balances and interest in the account with the

Master-No. 22820

And all and any present or future credit claims against the Bank.

2.	Purpose of collateral

The pledge secures the Bank’s claims under the credit granted in a certain letter dd. 29 November 2006 (borrower:  Suresh Capital Maritime Partners GmbH, Leer, Germany - hereinafter the Borrower -) under Master-No. 52751, even if the agreed term is ex- tended or renewed.

If the Pledgor has assumed a liability for another customer’s liabilities (e.g. as guaran-tor), then the pledge covers the debt arising out of this assumed liability only as from the time at which it falls due.

3.	Bank’s right to realize items of collateral

(1)
The Bank shall be entitled to realize items of collateral if the Borrower is in default with due payments on the payment claims secured under this agreement.  The Bank will real-ise pledged items only to the extent necessary to satisfy the overdue payment claims.

(2)
The Bank shall warn the Pledgor in writing that it will realize the pledged items and shall fix a period of grace in the same letter.  If this agreement is a commercial transact-     tion for the Pledgor, the period of grace shall be no shorter than one week.  In all other cases it shall be one month.

4.	Waiver of defences

The Pledgor cannot invoke the fact that the Bank is able to satisfy its claims by setoff against the Borrower’s due payment claims (waiver of the Pledgor’s defence of availabil-ity of setoff under §§ 1211, 770 Abs. 2 German Civil Code).

5.	Transfer of items of collateral

(1)
If the Pledgor has satisfied claims of the Bank covered by items of collateral, then the following shall apply:  the Pledgor shall be entitled to demand a transfer of items of col-lateral only if the claims secured by the pledge have been fully satisfied and the items of collateral to be transferred no longer serve to secure other claims of the Bank.

(2)
If items of collateral pass to the Pledgor by operation of the law, the appropriate law shall apply.  If the Bank’s claims exceed the realization proceeds and the items of collat-eral passing to the Pledgor by operation of the law also serve the purpose of securing the part of the claims not covered by the realization proceeds, then the Bank shall have a privileged right to satisfy its claims against the Pledgor.

6.	Return

After the Bank’s claims secured by the pledge have been satisfied, the Bank shall sur-render to the Pledgor the pledged items and any surplus realization proceeds.  This shall not apply if pledge items are due to a third party.

7.	Governing law and legal venue

This agreement shall be governed by the laws of the Federal Republic of Germany.  Place of jurisdiction for all and any claims and disputes arising under this agreement shall be Hamburg unless provided otherwise by mandatory law.  The Bank remains enti-tled to bring its claims in any other court of competent jurisdiction.

8.	Legal validity

If any term or condition hereof is invalid or is not performed, then this shall not affect the validity of the remaining contents of this agreement.

Declaration under § GwG

Act for Tracking Profits from Serious Crimes (Money Laundering Act)

O	Pledgor acts for its own account.

✓	Pledgor acts for a third party’s account.

/III to I Maritime Partners Cayman I, L.P./
(Name and address of the third party for whose account the items are pledged)

/Walkers SPV Ltd., Walker House, 87 Mary Street, George Town, Grand Cayan KY1-Cayman Islands/

Place, date	III to I Maritime Partners Cayman I, L.P.

/Dallas, TX 11/30/06/	/s/

Hamburg, on	Joh. Berenberg, Gossler & Co. KG

/13.12.2006/	/s/

Proof of Pledgor’s identity

ID card (type of document, no. issued by, on / other form of proof of identity).  An ID card must be presented unless the Pledgor is personally known and proof of identity has been provided on opening the account here in question.

/13.12.2006/	/s/

Amendment Agreement No. 1
to the Pledging of credit balances dated 30 November/13 December 2006

Between

Joh. Berenberg, Gossler & Co. KG
Neuer Jungfernstieg 20, 20354 Hamburg
- hereinafter the “Bank” -

  and

III to I Maritime Partners Cayman I, L.P.
c/o Walkers SPV Limited
Walker House
87 Mary Street
George Town
Grand Cayman KY1-9002

Cayman Islands
- hereinafter the “Pledgor” -

The following Clause shall be amended as follows:

2.	Purpose of collateral

The Pledge secures the Bank’s claims under the credit granted in a certain letter dd. 29 November 2006 and Amendment Agreement No. 1 to the Credit Facility dated 13 March 2007 (borrower:  Suresh Capital Maritime Partners GmbH, Leer, Germany - hereinafter the Borrower -) under Master-No. 52751, even if the agreed term is ex-tended or renewed.

If the Pledgor has assumed a liability for another customer’s liabilities (e.g. as guarantor), then the pledge covers the debt arising out of this assumed liability only as from the time at which if falls due.

All other Clauses of the Pledging of credit balances shall remain unchanged.

Place, date	III to I Maritime Partners Cayman I, L.P.

/ Dallas, TX 14, March 2007 /	/s/

Hamburg, on	Joh. Berenberg, Gossler & Co. KG

/	/s/

Amendment Agreement No. 2
to the Pledging of credit balances dated 30 November/13 December 2006 and
Amendment No. 1 dated 14 March/20 March 2007

Between

Joh. Berenberg, Gossler & Co. KG
Neuer Jungfernstieg 20, 20354 Hamburg
- hereinafter the “Bank” -

and

III to I Maritime Partners Cayman I, L.P.
c/o Walkers SPV Limited
Walker House
87 Mary Street
George Town
Grand Cayman KY1-9002

Cayman Islands
- hereinafter the “Pledgor” -

The following Clause shall be amended as follows:

2.	Purpose of collateral

The Pledge secures the Bank’s claims under the credit granted in a certain letter dd. 29 November 2006 and Amendment Agreement No. 1 to the Credit Facility dated 13 March 2007 and the Amendment No. 2 to the Credit Facility dated 4 May 2007 (bor-rower:  Suresh Capital Maritime Partners GmbH, Leer, Germany - hereinafter the Bor-rower -) under Master-No. 52751, even if the agreed term is ex-tended or renewed.

If the Pledgor has assumed a liability for another customer’s liabilities (e.g. as guarantor), then the pledge covers the debt arising out of this assumed liability only as from the time at which if falls due.

All other Clauses of the Pledging of credit balances shall remain unchanged.

Place, date	III to I Maritime Partners Cayman I, L.P.

/ Dallas, TX 5/7/07 /	/s/

Hamburg, on	Joh. Berenberg, Gossler & Co. KG

/	/s/